Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968, File No. 333-1406969 and File No. 333-140974) of our report dated March 22, 2007 relating to the financial statements of Coral World International, Ltd. which appears in this Form 10-K of Ampal-American Israel Corporation.

Fahn Kanne & Co. CPAs (ISR)

Tel-Aviv, Israel
March 29, 2007